Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291275

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the securities and neither is soliciting any offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 12, 2026

Preliminary Prospectus Supplement

(To Prospectus dated November 24, 2025)

$2,600,000,000

American Electric Power Company, Inc.

Common Stock

The forward sellers referred to below are offering $2,600,000,000 of shares of our common stock, par value $6.50 per share. We expect to enter into separate forward sale agreements with each of Bank of America, N.A., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, whom we refer to in such capacity as the “forward purchasers,” with respect to an aggregate of $2,600,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $2,600,000,000 of shares of our common stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the applicable forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the applicable forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of shares in this offering by the forward sellers to the underwriters. The forward sale agreements provide for settlement on a settlement date or dates on or prior to May 31, 2028. If we elect to cash settle all or a portion of a forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the relevant forward purchaser. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.

Our common stock is listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “AEP.” The last reported sale price of our common stock on the Nasdaq on May 11, 2026 was $130.70 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to American Electric Power Company, Inc.(1)	$	$

(1)

We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $    (or approximately $    if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to May 31, 2028. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $    per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

Investing in our common stock involves certain risks. See “Risk Factors” on page S-11 of this prospectus supplement for more information.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $390,000,000 of shares of our common stock at a price of $   per share, subject to certain possible adjustments. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward purchaser in connection with the exercise by the underwriters of their option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate no greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of common stock will be delivered against payment on or about May , 2026.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Morgan Stanley

May , 2026

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the common stock, as well as the information incorporated by reference herein and therein, before you make your investment decision. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). We have not, nor have the underwriters, the forward sellers or the forward purchasers, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC.

Prospectus Supplement

Prospectus

S-i

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and special reports and other information with the SEC. You may examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) until we sell all the common stock. We are not incorporating any information included in a Current Report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document.

•	Annual Report on Form 10-K of AEP for the year ended December 31, 2025;

•	Quarterly Report on Form 10-Q of AEP for the quarter ended March 31, 2026; and

•	Current Reports on Form 8-K of AEP filed on January 8, 2026, February 17, 2026, and April 29, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

American Electric Power Service Corporation

1 Riverside Plaza

Columbus, Ohio 43215

614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and in any written communication from us or any underwriter specifying the final terms of the offering. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state or jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers.

FORWARD LOOKING INFORMATION

Some of the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue” and similar expressions, and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document or the date of the document incorporated by reference, as applicable. Except to the extent required by applicable law, we undertake no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are:

• Changes in economic conditions, electric market demand and demographic patterns in AEP’s service territory.

• The economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy.

• Inflationary or deflationary interest rate trends.

•

New legislation or regulations adopted in the states in which we operate or federal legislation or regulations adopted that alters the regulatory framework or that prevents the timely recovery of costs and investments.

•

Volatility and disruptions in financial markets precipitated by any cause, including fiscal and monetary policy or instability in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt.

•

The availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material.

• Changing demand for electricity, including large load contractual commitments.

•

The risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant.

•

The impact of extreme weather conditions, natural disasters and catastrophic events such as storms, hurricanes, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred.

• Limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations.

• The cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and SNF.

• The availability of fuel and necessary generation capacity and the performance of generation plants.

• The ability to recover fuel and other energy costs through regulated or competitive electric rates.

•

The ability to plan for, develop, construct, acquire, or integrate a broad range of generation and energy storage resources, as well as related transmission and distribution infrastructure, including obtaining necessary regulatory approvals, permits, and incentives; complying with cost caps and other regulatory or contractual requirements; and recovering associated costs and earning an appropriate return while meeting reliability, affordability, environmental, and customer-service obligations.

•

The disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by natural disasters or other events.

• Construction and development risks associated with the completion of the 2026-2030 capital investment plan, including shortages or delays in labor, materials, equipment or parts.

•

Prolonged or recurring U.S. federal government shutdowns could adversely affect AEP’s operations, regulatory approvals, financial performance and could cause volatility in the capital markets which may interrupt our access to capital.

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New legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, evolving environmental standards, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets.

•

The impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings.

• The risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and SNF.

•

Timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance.

• Resolution of litigation or regulatory proceedings or investigations.

• The ability to efficiently manage and recover operation, maintenance and development project costs.

• Prices and demand for power generated and sold in wholesale markets.

• Changes in technology, including new, developing, alternative or distributed sources of generation and energy storage.

• The ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives.

• Volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas.

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The impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of AI by us, our customers and our third party vendors and evolving expectations related to sustainability.

• Customer affordability considerations may impact regulatory recovery outcomes and future rate design.

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Changes in utility regulation, policies, methodologies for evaluating and approving load interconnection, and the allocation of costs within RTOs including ERCOT, PJM and SPP and the impacts of potential market changes within those RTOs.

• Changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market.

• Actions of rating agencies, including changes in ratings impacting the cost of debt.

•

Geopolitical developments continue to create uncertainty in global energy markets and have contributed to increased volatility in fuel supply and pricing. Shifts in global market conditions and broader supply-chain pressures may influence natural gas prices, power-generation economics and customer demand patterns.

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The impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements.

• Accounting standards periodically issued by accounting standard-setting bodies.

• The ability to successfully defend against cybersecurity threats.

•

Other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events.

• The ability to attract and retain the requisite work force and key personnel, including senior management.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained or incorporated by reference in this prospectus supplement might not occur. Neither AEP nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the common stock. If the description of the common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus and in any written communication from the Company or the underwriters specifying the final terms of the offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as the documents they incorporate by reference, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to the “Company”, “we”, “us” and “our” should be read to refer to American Electric Power Company, Inc. and its subsidiaries.

American Electric Power Company, Inc.

We are one of the largest investor-owned electric public utility holding companies in the United States. Our electric utility operating companies provide generation, transmission and distribution services to more than five million retail customers in Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia.

Our portfolio of assets include:

•	Approximately 252,000 circuit miles of distribution lines that deliver electricity to 5.6 million customers;

•

Approximately 40,000 circuit miles of transmission lines, including approximately 2,000 circuit miles of 765 kV lines, the backbone of the electric interconnection grid in the eastern United States; and

•	Approximately 32,000 MWs of diverse owned and contracted generating capacity as of March 31, 2026, one of the largest complements of generation in the United States.

Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio, and our telephone number is (614) 716-1000.

The Offering

The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including “Description of Common Stock.”

Issuer	American Electric Power Company, Inc., a New York corporation.

Common stock offered by this prospectus supplement	$2,600,000,000 of shares (or $2,990,000,000 of shares if the underwriters’ option to purchase additional shares is exercised in full).

Common stock outstanding immediately before this offering(1)	544,105,032 shares.

Common stock to be outstanding immediately after this offering(2)	544,105,032 shares.

Common stock to be outstanding after settlement of the forward sale agreements, assuming full physical settlement (3)	shares (or shares if the underwriters’ option to purchase additional shares is exercised in full).

(1)

This amount is based on the total number of shares of our common stock that was outstanding on May 8, 2026. In calculating that number of shares, we did not take into account shares reserved for future issuance upon satisfaction of performance targets under, or other settlement of, outstanding equity compensation awards or other stock compensation plans or shares issued under our dividend reinvestment plan.

(2)

Such number of shares of our common stock assumes that we will not be required to issue and sell the shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement. For more information, see “Underwriting (Conflicts of Interest).”

(3)

The forward sellers have advised us that they intend to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock under the forward sale agreements (if at all) until later settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion on or prior to May 31, 2028. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. Although we intend to elect full physical settlement under the forward sale agreements, if we elect cash settlement we will not issue any shares and if we elect net share settlement, the number of shares we issue upon settlement of the forward sale agreements may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares upon such net share settlement at all. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

Use of Proceeds

We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to an additional forward sale agreements.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $     (or approximately $     if the underwriters exercise their option in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $     per share. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion on or prior to May 31, 2028.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under a forward sale agreement. If we elect to cash settle a forward sale agreement in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the relevant forward purchaser). If we elect to net share settle a forward sale agreement in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the relevant forward purchaser). The forward sale agreements also are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We presently intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, which may include capital contributions to our utility subsidiaries, acquisitions and/or repayment of debt.

Dividend Policy

We have historically paid quarterly dividends on our common stock. Future dividends may vary depending upon AEP’s profit levels, operating cash flow levels and capital requirements, as well as financial and other business conditions existing at the time.

Listing	Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “AEP”.

Accounting treatment

Before any issuance of shares of our common stock upon settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

For a discussion of the material U.S. federal income tax consequences to non-U.S. holders of the ownership and disposition of our common stock, see “U.S. Federal Income Tax Consequences to Non-U.S. Holders” included elsewhere in this prospectus supplement.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their affiliates). Because certain of the underwriters, or their respective affiliates, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters are deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which they exercise discretionary authority without the prior written approval of the transaction from the account holder.

Risk Factors

An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

RISK FACTORS

Investing in our common stock involves a high degree risk. You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 before investing in the common stock, as well as the further risk factors we provide below. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described are those presently known to us.

Risk Factors Relating to Our Common Stock and this Offering

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The price of our common stock may fluctuate significantly.

The price of our common stock on the Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	periodic variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	the events, risks and uncertainties of any shareholder activism;

•	future sales of our equity or equity-related securities; and

•	changes in U.S. and global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock, or the occurrence of certain changes in law (each as more fully described in such forward sale agreement); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such forward sale agreement to be unlawful (each as more fully described in such forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain bankruptcy or insolvency filings related to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to such forward sale agreement.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to May 31, 2028. Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement. If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock such forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of such shares of our common stock at the time of the purchase is above the forward sale price for such shares at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of such shares of our common stock at the time of such purchase is below the forward sale price for such shares at that time, the relevant forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of each forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of the applicable forward sale agreement, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of the applicable forward sale agreement. We will not be able to control the manner in which a forward purchaser unwinds its hedge positions.

In the case of certain bankruptcy or insolvency filings, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligations to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which there has been no settlement under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

Our shareholders may experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.

Our issuance of common stock pursuant to a forward sale agreement upon physical settlement or net share settlement thereof or in lieu of the forward sellers selling our common stock to the underwriters will have a dilutive effect on our earnings per share.

Any additional future issuances of shares of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock, our shareholders may experience dilution in both the book value and fair value of their shares.

We have in the past entered into forward sale agreements and we may in the future enter into forward sale agreements that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale agreements and may in the future enter into forward sale agreements in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. Any forward sale agreement that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to not being fully settled could subject us to incremental risks with respect to any forward sale agreement entered into with respect to this offering (as compared to if any such past forward sale agreement been fully settled), including limiting our ability (subject to certain conditions) to elect cash settlement or net settlement with respect to any forward sale agreement entered into with respect to this offering if there is any overlap with respect to an unwind period under other forward sale agreements we may enter into. Likewise, if in the future we enter into any forward sale agreement that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale agreements also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering, unless an event occurs that requires us to issue and sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

We expect to receive net proceeds of approximately $     (or approximately $     if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to May 31, 2028. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the assumed initial forward sale price of $     on the effective date of the forward sale agreements, which will be May  , 2026. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of each forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We presently intend to elect full physical settlement of the forward sale agreements and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of common stock for general corporate purposes, which may include capital contributions to our utility subsidiaries, acquisitions and/or repayment of debt. If we elect to cash settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of such forward sale agreement and we may either receive a cash payment from, or owe a cash payment to, the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the relevant forward purchaser.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset (generally, property held for investment) by a non-U.S. holder.

As used herein, a “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or foreign tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

Any distribution of cash or other property in respect of our common stock (other than certain pro rata distributions of our stock) generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally, by providing the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8ECI certifying that the dividends are effectively connected with such holder’s conduct of a trade or business in the United States and are includible in such holder’s gross income). Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period, and either our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs or the non-U.S. holder owns or has owned a threshold amount of our common stock, as described below.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition under the regular graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on any such effectively connected gains, as adjusted for certain items. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such holder and any tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions paid to such holder if such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). We will not pay any additional amounts or “gross up” payments to holders of our stock as a result of any taxes or withholding imposed under FATCA. Under certain circumstances, a holder of our common stock may be eligible for a refund or credit of such tax or withholding. You should consult your tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), has severally, but not jointly, agreed to purchase, and the forward sellers, severally but not jointly (or, if certain conditions are not satisfied, we) have, agreed to sell to each underwriter, the number of shares of our common stock set forth in the following table opposite its name.

Underwriters	Number of Shares
BofA Securities, Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Total

In the underwriting agreement, the underwriters have agreed to the terms and conditions to purchase all of the common stock offered if any of the common stock are purchased. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The expenses associated with the offer and sale of the common stock are expected to be approximately $    .

The Representatives have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of $     per share. After the initial offering, the public offering price, selling concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us, assuming the underwriters’ option to purchase additional shares of our common stock is not exercised.

Per Share
Public offering price	$
Underwriting discount	$
Proceeds, before expenses, to American Electric Power Company, Inc.(1)	$

(1)

Assumes full physical settlement of the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $    per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

We have agreed to indemnify the underwriters, the forward purchasers and forward sellers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters, the forward sellers or the forward purchasers may be required to make in respect thereof.

Forward Sale Agreements

We expect to enter into separate forward sale agreements on the date of this prospectus supplement with each of the forward purchasers, relating to an aggregate of $2,600,000,000 of shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of $2,600,000,000 of shares of our common stock.

If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock then the applicable forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which a forward sale agreement relates is so reduced, the commitment of the underwriters to purchase shares of our common stock from the relevant forward seller and such forward seller’s obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitment to purchase from us and our corresponding obligation to issue and sell directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur on or prior to May 31, 2028. On a settlement date or dates, if we decide to physically settle a forward sale agreement, we will issue shares of our common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $    per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. Each forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the relevant forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of a forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the relevant forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $    per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.

However, if we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock to the relevant forward purchaser on any such physical settlement or net share settlement of such forward sale agreement would result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock, or the occurrence of certain changes in law (each as more fully described in such forward sale agreement); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such forward sale agreement to be unlawful (each as more fully described in such forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon bankruptcy or insolvency filings related to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to such forward sale agreement.

Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock such forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of such shares of our common stock at the time of such purchase is above the forward sale price for such shares at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of such shares of our common stock at the time of such purchase is below the forward sale price for such shares at that time, the relevant forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of the applicable forward sale agreement, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of the applicable forward sale agreement. We will not be able to control the manner in which a forward purchaser unwinds its hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $390,000,000 of shares of common stock at a price of $    per share, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering.

If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Listing

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “AEP”.

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Restrictions on Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriters, we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any equity securities or securities convertible into or exercisable, redeemable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock, in cash or otherwise. The restriction described in this paragraph does not apply to:

(a)

the issuance by us of shares of our common stock pursuant to, or the grant of options under our stock option, employee benefit or dividend reinvestment plans (as described in this prospectus supplement, the accompanying prospectus and any free writing prospectus), or the filing of a registration statement with the Commission relating to the offering of any shares of our common stock issued or reserved for issuance under such plans; or

(b)	the issuances of any shares of our common stock in accordance with this offering or pursuant to the forward sale agreements.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these officers have agreed that, without the prior written consent of the Representatives, such officer will not, during the period commencing on and including the date of such officer’s lock-up agreement through and including the 60th day after the date of this prospectus supplement, offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, such directors and executive officers may:

(A)

a transfer of any shares of capital stock of the Company (i) as bona fide gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreements or (ii) to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreements, and provided, further, that any such transfer shall not involve a disposition for value,

(B)

(i) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act (a “10b5-1 Plan”) for the transfer of capital stock of the Company, provided that such 10b5-1 Plan does not provide for a transfer during the lock-up period and no public announcement or filing under the 1934 Act or otherwise regarding the establishment of such 10b5-1 Plan shall be required or voluntarily made by or on behalf of such director or executive officer or the Company or (ii) sales (including following the exercise of Company stock options) made pursuant to a 10b5-1 Plan existing as of the date hereof (an “Existing 10b5-1 Plan”), in accordance with the terms of such Existing 10b5-1 Plan in existence as of the date of the lock-up agreements without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the 1934 Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the Existing 10b5-1 Plan,

(C)

sales of such director’s or executive officer’s shares held as of the date of the lock-up agreements through the Company’s 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan,

(D)

the forfeiture, cancellation, withholding, surrender or delivery of such director’s or executive officer’s shares to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during the lock-up period of any restricted stock unit, restricted shares, performance share unit or phantom shares, provided that no filing under Section 16(a) of the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4, or

(E)	with the prior written consent of the Representatives on behalf of the Underwriters.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising such option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through such option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, it will purchase shares in the open market to cover the position.

The underwriters have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the Representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor the underwriters make any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, the underwriters in this offering or affiliates thereof are acting as the forward purchasers and forward sellers.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the securities offered in this offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area (“EEA”)

The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling shares of our common stock or otherwise making such shares available to retail investors in the EEA has been prepared and therefore offering or selling shares of our common stock or otherwise making shares available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the common stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the common stock. Neither this prospectus supplement nor the accompanying prospectus are prospectuses for purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

Shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); nor (ii) a qualified investor as defined in (a) Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and as amended or (b) paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as it may be amended from time to time). Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “UK PRIIPs Regulation”) for offering or selling the our common stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the common stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Republic of Korea

The shares of our common stock have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the shares of our common stock have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the shares of our common stock, the shares of our common stock may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the shares of our common stock are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the shares of our common stock, (c) the shares of our common stock are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares of our common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investors, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares of our common stock under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification-Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of our common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring the shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the United Arab Emirates

The shares of our common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority or the Abu Dhabi Global Market’s Financial Services Regulatory Authority (FSRA).

Notice to Prospective Investors in Israel

The shares of our common stock offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such shares of our common stock been registered for sale in Israel. The shares of our common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus supplement, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and have not been filed with or approved by the ISA. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer of the shares of our common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their affiliates). Because certain of the underwriters, or their respective affiliates, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters are deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which they exercise discretionary authority without the prior written approval of the transaction from the account holder.

LEGAL MATTERS

Certain legal matters with respect to this offering will be passed on for us by David C. House, Esq., William E. Johnson, Esq., or Ryan F. Aguiar, Esq., each a Senior Counsel of American Electric Power Service Corporation, one of our affiliates, and by Gibson, Dunn & Crutcher LLP, Houston, Texas. Certain legal matters with respect to the offering of the common stock will be passed on for the underwriters, forward sellers and forward purchasers by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AMERICAN ELECTRIC POWER COMPANY, INC.

1 RIVERSIDE PLAZA

COLUMBUS, OHIO 43215

(614) 716-1000

$10,000,000,000

SENIOR NOTES

COMMON STOCK

PREFERRED STOCK

JUNIOR SUBORDINATED DEBENTURES

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

TERMS OF SALE

This prospectus contains summaries of the general terms of the securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the available prospectus supplement carefully before you invest.

The common stock of American Electric Power Company, Inc. is listed on the NASDAQ Stock Market LLC under the symbol “AEP”. The last reported sale of the common stock on the NASDAQ Stock Market LLC on November 3, 2025 was $119.92 per share.

In this prospectus, unless the context indicates otherwise, the words “we”, “ours” and “us” refer to American Electric Power Company, Inc. and its consolidated subsidiaries.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR MORE INFORMATION.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2025.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are those presently known to us.

THE COMPANY

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying percentages of other subsidiaries. Substantially all of our operating revenues derive from the furnishing of electric service. We were incorporated under the laws of New York in 1906 and reorganized in 1925. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies: AEP Texas Inc., Appalachian Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power Company. These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. We also own all of the membership interests of AEP Transmission Holding Company, LLC, a holding company for our transmission operation joint ventures and for seven transmission-only electric utilities, each of which is geographically aligned with our utility operations.

PROSPECTUS SUPPLEMENTS

We will provide information to you about the securities in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your securities, (b) the accompanying prospectus supplement provides more specific terms of your securities, and (c) the pricing supplement, if any, provides the final terms of your securities. It is important for you to consider the information contained in this prospectus, the prospectus supplement, and the pricing supplement, if any, in making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and current reports and other information with the SEC. You may examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the securities. We are not incorporating any information included in a Current Report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document.

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and

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Current Reports on Form 8-K filed on January 7, 2025 (Item 5.02 only), January 10, 2025 (Item  1.01 only), January  17, 2025, February  19, 2025, March  20, 2025, March  27, 2025, May  1, 2025, June  9, 2025 (Item 1.01 only), June  17, 2025, July  23, 2025 and September 25, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

American Electric Power Service Corporation

1 Riverside Plaza

Columbus, Ohio 43215

614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus and in any written communication from us or any underwriters specifying the final terms of the particular offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of any of the offered securities will be used for general corporate purposes relating to our business. These purposes may include redeeming or repurchasing outstanding debt, replenishing working capital, and financing our subsidiaries’ ongoing construction and maintenance programs. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

The prospectus supplement of a particular offering of securities will identify the use of proceeds for the offering.

DESCRIPTION OF THE SENIOR NOTES

General

We will issue the Senior Notes directly to the public, to a trust or as part of a Stock Purchase Unit, under an Indenture dated May 1, 2001 (as previously supplemented and amended, the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”). This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC. See Where You Can Find More Information on page 2 on how to locate these documents. You may also review these documents at the Trustee’s offices at 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois, 60606.

The Indenture does not limit the amount of Senior Notes that may be issued. The Indenture permits us to issue Senior Notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures. Each series of Senior Notes may differ as to their terms. The Indenture also gives us the ability to reopen a previous issue of a series of Senior Notes and issue additional Senior Notes of such series.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Senior Notes) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The Senior Notes are unsecured and will rank equally with all our unsecured unsubordinated debt. For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

A pricing or prospectus supplement will include the final terms for each Senior Note. If we decide to list upon issuance any Senior Note or Senior Notes on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Senior Notes that we may sell at one or more times will be established in the applicable pricing or prospectus supplement:

-	Maturity

-	Fixed or floating interest rate

-	Remarketing features

-	Certificate or book-entry form

-	Redemption

-	Not convertible, amortized or subject to a sinking fund

-	Interest paid on fixed rate Senior Notes quarterly or semi-annually

-	Interest paid on floating rate Senior Notes monthly, quarterly, semi-annually, or annually

-	Issued in multiples of a minimum denomination

-	Ability to defer payment of interest

-	Any other terms not inconsistent with the Indenture

-	Issued with Original Issue Discount

The Senior Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. Unless an applicable pricing or prospectus supplement states otherwise, the Senior Notes will not be subject to any conversion, amortization, or sinking fund. We expect that the Senior Notes issued to the public will be “book-entry,” represented by a permanent global Senior Note registered in the name of Cede & Co., The Depository Trust Company’s partnership nominee or such other name as may be requested by an authorized representative of DTC. We reserve the right, however, to issue Senior Note certificates registered in the name of the Senior Noteholders.

In the discussion that follows, whenever we talk about paying principal on the Senior Notes, we mean at maturity or redemption. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean The City of New York, unless otherwise noted.

The Indenture does not protect holders of the Senior Notes if we engage in a highly leveraged transaction.

The following terms may apply to each Senior Note as specified in the applicable pricing or prospectus supplement and the Senior Note:

Redemptions

If we issue redeemable Senior Notes, we may redeem such Senior Notes at our option unless an applicable pricing or prospectus supplement states otherwise. The pricing or prospectus supplement will state the terms of redemption. We may redeem Senior Notes in whole or in part by delivering written notice to the Senior Noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the Senior Notes of a series at one time, DTC (as defined herein), in the case of Senior Notes represented by a global security, will select the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously redeemed in accordance with applicable procedures of DTC. If Senior Note certificates are outstanding, the Trustee selects the Senior Notes to be redeemed by lot or in such other manner it determines to be fair.

Remarketed Notes

If we issue Senior Notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the Senior Notes including: interest rate, remarketing provisions, our right to purchase or redeem Senior Notes, the holders’ right to tender Senior Notes, and any other provisions.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Senior Notes issued to the public will be issued initially in the form of one or more global notes, in registered form, without coupons, as described under Book-Entry System. However, if we issue Senior Note certificates, they will be registered in the name of the Senior Noteholder. The Senior Notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Senior Note certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Senior Notes at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Senior Notes are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Senior Notes.

Interest Rate

The interest rate on the Senior Notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Senior Note is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Senior Note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Senior Notes

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Senior Note. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a Business Day, we will pay interest on the next Business Day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate Senior Note will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Senior Note effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

-	failure to pay for three Business Days the principal of (or premium, if any, on) any Senior Note of a series when due and payable;

-	failure to pay for 30 days any interest on any Senior Note of any series when due and payable;

-	failure to perform any other requirements in such Senior Notes, or in the Indenture in regard to such Senior Notes, for 90 days after notice;

-	certain events of our bankruptcy or insolvency; or

-	any other event of default specified in a series of Senior Notes.

An event of default for a particular series of Senior Notes does not necessarily mean that an event of default has occurred for any other series of Senior Notes issued and outstanding under the Indenture. If an event of default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the Senior Notes of the series affected may require us to repay the entire principal of the Senior Notes of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Senior Notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Trustee must within 90 days after a default occurs, notify the holders of the Senior Notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Senior Notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Senior Notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any Senior Notes may be changed. Any change affecting the rights of the holders of any series of Senior Notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Senior Notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any Senior Noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Senior Notes.

Legal Defeasance

We will be discharged from our obligations on the Senior Notes of any series at any time if:

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we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Note of the series, and

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we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of Senior Noteholders of that series will not change as a result of our performing the action described above.

If this happens, the Senior Noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Senior Notes and replacement of lost, stolen or mutilated Senior Notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Senior Notes of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Senior Notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and Senior Notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee in the normal course of business. The Trustee is also the Subordinated Indenture Trustee under the Subordinated Indenture relating to the Junior Subordinated Debentures.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share. 534,094,530 shares of our common stock were issued and outstanding as of November 3, 2025. Our common stock, including the common stock offered in this prospectus once issued, is listed on the NASDAQ Stock Market LLC. Computershare Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island 02940-3081, is the transfer agent and registrar for our common stock.

Dividend Rights

The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends. Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.

Pre-emptive Rights

The holders of our common stock do not have the right to subscribe for or purchase any part of any new or additional issue of our common stock.

Rights Upon Liquidation

If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Restrictions on Dealing with Existing Shareholders

We are subject to Section 513 of New York’s Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation’s board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage of the votes of the outstanding shares to approve or the corporation offers to purchase shares from all the holders on the same terms. Our certificate of incorporation does not currently provide for a higher percentage.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation, as amended, authorizes our board of directors, to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our shareholders. The board of directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our certificate of incorporation. As of November 3, 2025, no shares of our preferred stock were outstanding.

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our certificate of incorporation and any amendment to the certificate of incorporation relating to the particular series of preferred stock, for provisions that may be important to you. Our certificate of incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. Any amendment to the certificate of incorporation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the number of shares constituting that series and the distinctive designation of that series;

•	the price at which the preferred stock will be issued;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

•	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

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whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

•	whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; and

•	any other relative rights, preferences and limitations of that series.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the board of directors, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We will not declare or pay or set apart funds for the payment of dividends on the common stock unless we have paid or set apart funds for the payment of dividends on our outstanding preferred stock.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the board of directors or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price plus any declared and unpaid dividends without accumulation of any undeclared dividends.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

We will issue the Junior Subordinated Debentures directly to the public, to a trust or as part of a Stock Purchase Unit under the Junior Subordinated Indenture dated March 1, 2008 (the “Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as the trustee (the “Subordinated Indenture Trustee”). This prospectus briefly outlines some provisions of the Subordinated Indenture. If you would like more information on these provisions, you should review the Subordinated Indenture and any supplemental indentures or company orders that we will file with the SEC. See Where You Can Find More Information on how to locate these documents. You may also review these documents at the Subordinated Indenture Trustee’s offices at 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois 60606.

The Junior Subordinated Debentures are unsecured obligations and are junior in right of payment to “Senior Indebtedness”. You may find a description of the subordination provisions of the Junior Subordinated Debentures, including a description of Senior Indebtedness under Subordination.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Junior Subordinated Debentures) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The Subordinated Indenture does not limit the amount of Junior Subordinated Debentures that we may issue under it. We may issue Junior Subordinated Debentures from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. The Subordinated Indenture also gives us the ability to reopen a previous issue of a series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures of such series.

A pricing or prospectus supplement will include the final terms for each Junior Subordinated Debenture. If we decide to list upon issuance any Junior Subordinated Debenture or Junior Subordinated Debentures on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Junior Subordinated Debentures that we may sell at one or more times will be established in a prospectus supplement:

-	Maturity

-	Fixed or floating interest rate

-	Remarketing features

-	Certificate or book-entry form

-	Redemption

-	Not convertible, amortized or subject to a sinking fund

-	Interest paid on fixed rate Junior Subordinated Debentures quarterly or semi-annually

-	Interest paid on floating rate Junior Subordinated Debentures monthly, quarterly, semi-annually, or annually

-	Issued in multiples of a minimum denomination

-	Ability to defer payment of interest

-	Any other terms not inconsistent with the Subordinated Indenture

-	Issued with Original Issue Discount

The Subordinated Indenture does not protect the holders of Junior Subordinated Debentures if we engage in a highly leveraged transaction.

Redemption

Provisions relating to the redemption of Junior Subordinated Debentures will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Junior Subordinated Debentures only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. If we do not redeem all the Junior Subordinated Debentures of a series at one time, DTC, in the case of Junior Subordinated Debentures represented by a global security, will select the particular Junior Subordinated Debentures or portions thereof for redemption from the outstanding Junior Subordinated Debentures not previously redeemed in accordance with applicable procedures of DTC. If Junior Subordinated Debenture certificates are outstanding, the Subordinated Indenture Trustee selects the Junior Subordinated Debentures to be redeemed by lot or in such other manner it determines to be fair.

Junior Subordinated Debenture Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Junior Subordinated Debentures issued to the public initially will be in the form of one or more global Junior Subordinated Debentures, in registered form, without coupons, as described under Book-Entry System. However, if we issue Junior Subordinated Debenture certificates, they will be registered in the name of the Junior Subordinated Debentureholder. The Junior Subordinated Debentures may be transferred or exchanged, pursuant to administrative procedures in the Subordinated Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Junior Subordinated Debenture certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Original Issue Discount

We may issue the Junior Subordinated Debentures at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Junior Subordinated Debentures are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Junior Subordinated Debentures.

Interest Rate

The interest rate on the Junior Subordinated Debentures will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Junior Subordinated Debenture after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Junior Subordinated Debentures

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Junior Subordinated Debenture. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a Business Day, we will pay interest on the next Business Day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Junior Subordinated Debentures

Each floating rate Junior Subordinated Debenture will have an interest rate formula. The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Junior Subordinated Debenture effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures, unless we state otherwise in the applicable prospectus supplement:

-	failure to pay for three Business Days the principal of (or premium, if any, on) any Junior Subordinated Debenture of a series when due and payable;

-	failure to pay for 30 days any interest on any Junior Subordinated Debenture of any series when due and payable;

-	failure to perform any other requirements in such Junior Subordinated Debentures, or in the Subordinated Indenture, for 90 days after notice;

-	certain events of our bankruptcy or insolvency; or

-	any other event of default specified in a series of Junior Subordinated Debentures.

An event of default for a particular series of Junior Subordinated Debentures does not necessarily mean that an event of default has occurred for any other series of Junior Subordinated Debentures issued under the Subordinated Indenture. If an event of default occurs and continues, the Subordinated Indenture Trustee or the holders of at least 33% of the principal amount of the Junior Subordinated Debentures of the series affected may require us to repay the entire principal of the Junior Subordinated Debentures of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debentures of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated Indenture Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Subordinated Indenture Trustee must within 90 days after a default occurs, notify the holders of the Junior Subordinated Debentures of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Subordinated Indenture Trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture Trustee with respect to such Junior Subordinated Debentures.

Modification of Subordinated Indenture

Under the Subordinated Indenture, our rights and obligations and the rights of the holders of any Junior Subordinated Debentures may be changed. Any change affecting the rights of the holders of any series of Junior Subordinated Debentures requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Junior Subordinated Debentures and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any debentureholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures.

Legal Defeasance

We will be discharged from our obligations on the Junior Subordinated Debentures of any series at any time if:

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we deposit with the Subordinated Indenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Debenture of the series, and

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we deliver to the Subordinated Indenture Trustee an opinion of counsel stating that the federal income tax obligations of debentureholders of that series will not change as a result of our performing the action described above.

If this happens, the debentureholders of the series will no longer be entitled to the benefits of the Subordinated Indenture except for registration of transfer and exchange of Junior Subordinated Debentures and replacement of lost, stolen or mutilated Junior Subordinated Debentures.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Junior Subordinated Debentures of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Subordinated Indenture Trustee to pay all amounts due on the Junior Subordinated Debentures of that series. In that instance, we would remain liable for such amounts.

Junior Subordinated Debentures issued to a trust will not be subject to covenant defeasance.

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

-	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

-	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

-	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures.

“Senior Indebtedness” means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

-	all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;

-

all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

-	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or Guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Debentures. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of November 3, 2025, our Senior Indebtedness totaled approximately $9.8 billion.

Governing Law

The Subordinated Indenture and Junior Subordinated Debentures of all series are governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Subordinated Indenture Trustee in the normal course of business. The Subordinated Trustee is also the Trustee under the Indenture relating to the Senior Notes.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK

PURCHASE UNITS

We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and we may sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original Stock Purchase Contract.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily contain all of information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

BOOK-ENTRY SYSTEM

Unless otherwise stated in a prospectus supplement, book-entry only securities of a series will be issued in the form of a global security that the Trustee will deposit with the Depository Trust Company (“DTC”), New York, New York. This means that we will not issue security certificates to each holder. One or more global securities will be issued to Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the securities documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the Tender/Remarketing Agent. The requirement for physical delivery of the securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Securities may be sold on a continuing basis through agents designated by us. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

The agents will not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

By Underwriters

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The underwriters may not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

Direct Sales

We may also sell securities directly. In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act or to contribute to payments that each underwriter, dealer or agent may be required to make in respect thereto.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

Our counsel, Gibson, Dunn & Crutcher LLP, Houston, Texas, or David C. House, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, or William E. Johnson, Esq., or Ryan F. Aguiar Esq., each Senior Counsel of American Electric Power Service Corporation, will issue an opinion about the legality of the securities for us. Hunton Andrews Kurth LLP, New York, New York will issue an opinion for the agents or underwriters. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$2,600,000,000

AMERICAN ELECTRIC POWER COMPANY, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

Morgan Stanley

May , 2026